UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2010, Fossil, Inc. (the “Company”), as borrower, and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swingline lender and issuing lender, certain lenders party thereto and Wells Fargo Securities, LLC, as sole lead arranger and sole book manager. The Credit Agreement provides for revolving credit loans in the amount of $300.0 million, a swingline loan of $20.0 million, and the provision of letters of credit. The Credit Agreement expires and is due and payable on December 17, 2013. It is guaranteed by all direct and indirect material domestic subsidiaries of the Company, as provided in a subsidiary guaranty agreement, and secured by 65% of the total outstanding voting capital stock and 100% of the non-voting Capital Stock of Fossil Europe B.V. and Swiss Technology Holding GmbH, foreign subsidiaries of the Company, pursuant to a pledge agreement. The Credit Agreement may be used to refinance certain existing indebtedness, finance the acquisition of capital assets and for ongoing working capital and other general corporate purposes.

The Credit Agreement replaced that certain Loan Agreement dated as of September 23, 2004, as amended, by and between Fossil Partners, L.P., a subsidiary of the Company, as borrower, the Company, and certain subsidiaries of the Company, as guarantors, and Wells Fargo, which was scheduled to mature on December 31, 2010 (the “Old Agreement”). No amounts were outstanding under the Old Agreement except for three letters of credit in the aggregate amount of $597,818.67. Upon termination of the Old Agreement, these letters of credit will continue to be issued and outstanding under the Credit Agreement. No penalties or other early termination fees were incurred in connection with the termination of the Old Agreement. For more information about the terms and conditions of the Loan Agreement, see Item 1.02 below.

Amounts outstanding under the revolving credit facility under the Credit Agreement bear interest at the Company’s option of (i) the base rate (defined as the higher of (a) the prime rate publicly announced by Wells Fargo, (b) the federal funds rate plus 1.50% and (c) LIBOR plus 1.50%) plus the base rate applicable margin (which varies based upon the Company’s consolidated leverage ratio (the “Ratio”) from 0.25% if the Ratio is less than 1.00 to 1.00 to 1.00% if the Ratio is greater than or equal to 2.00 to 1.00) or (ii) the LIBOR rate (defined as the quotient obtained by dividing (a) LIBOR by (b) 1.00 minus the Eurodollar reserve percentage) plus the LIBOR rate applicable margin (which varies based upon the Ratio from 1.25% if the Ratio is less than 1.00 to 1.00 to 2.00% if the Ratio is greater than or equal to 2.00 to 1.00). Amounts outstanding under the swingline loan under the Credit Agreement or upon any drawing under a letter of credit bear interest at the base rate plus the base rate applicable margin. Interest based upon the base rate is payable quarterly in arrears. Interest based upon the LIBOR rate is payable either monthly or quarterly in arrears, depending on the interest period selected by the Company.

Financial covenants governing the Credit Agreement require the Company to maintain (i) a consolidated leverage ratio no greater than 2.50 to 1.00, (ii) consolidated tangible net worth no less than the sum of (a) $600.0 million plus (b) 25% of positive consolidated net income, (iii) consolidated net income that is not negative for any two consecutive fiscal quarters, and (iv) maximum capital expenditures not in excess of $125.0 million in any fiscal year, subject to certain adjustments. The Credit Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type.

The Company paid an upfront fee of $450,000.00, an arrangement fee of $525,000.00, an agency fee of $15,000.00 and a syndication expense of $600.00 in connection with the Credit Agreement. The Company is required to pay a commitment fee on the unused amounts of the commitments under the revolving credit facility under the Credit Agreement, payable quarterly in arrears. The commitment fee is determined based upon the Ratio and varies from 0.20% if the Ratio is less than 1.00 to 1.00 to 0.35% if the Ratio is greater than or equal to 2.00 to 1.00. Swingline loans are not deemed to be a utilization of the revolving credit facility for purposes of the commitment fee calculations. In connection with any letter of credit, the Company is required to pay (i) a commitment fee, payable quarterly in arrears, in an amount equal to the face amount of the letter of credit multiplied by the base rate applicable margin, (ii) a fronting fee, payable quarterly in arrears, as set forth in the applicable letter of credit application or as otherwise separately agreed by the Company and the issuing lender, and (iii) normal and customary costs and expenses incurred or charged by the issuing lender in issuing, effecting payment under, amending or otherwise administering the letter of credit.

Loans under the Credit Agreement may be prepaid, in whole or in part, at the option of the Company, in minimum principal amounts of $2.0 million or increments of $1.0 million in excess thereof with respect to a base rate loan, $5.0 million or increments of $1.0 million in excess thereof with respect to a LIBOR rate loan and $100,000 or increments of $100,000 in excess thereof with respect to a swingline loan. Loans under the Credit Agreement must be repaid, or letter of credit obligations cash collateralized with the net proceeds of certain asset sales, insurance and condemnation events. The Company may permanently reduce the revolving credit commitment at any time, in whole or in part, without premium or penalty, in a minimum aggregate principal amount of not less than $3.0 million or increments of $1.0 million in excess thereof.

The repayment obligation under the Credit Agreement can be accelerated upon the occurrence of an event of default, including the failure to pay principal or interest, a material inaccuracy of a representation or warranty, violation of covenants, cross-default, change in control, bankruptcy events, failure of a loan document provision, certain ERISA events and material judgments.

Other than the Credit Agreement, the Old Agreement and matters related to such agreements, there are no material relationships between the Company or any of its affiliates and Wells Fargo or Bank of America, N.A., the other lender under the Credit Agreement.

The foregoing description is not complete and is qualified in its entirety by the Credit Agreement, the Guaranty Agreement and the Pledge Agreement which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 2.01 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

On December 17, 2010, the Old Agreement was terminated in connection with the Company’s entry into the Credit Agreement. The Old Agreement provided for a revolving credit loan in the amount of $100.0 million and the provision of letters of credit. Amounts outstanding under the Old Agreement bore interest at the Company’s option of (i) the lesser of (a) the higher of the prime rate plus 1.5% or 3% or (b) the maximum rate allowed by law or (ii) the LIBOR base rate plus 0.75%. The Old Agreement was secured by 65% of the issued and outstanding shares of certain of our subsidiaries pursuant to a stock pledge agreement and required the maintenance of net worth, quarterly income, working capital and certain financial ratios.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of December 17, 2010, by and among Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Partners, L.P., Arrow Merchandising, Inc., Fossil Stores I, Inc., Fossil Holdings, LLC, Fossil International Holdings, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC. (The exhibits and schedules to the Credit Agreement have not been filed herewith and will be provided to the Securities and Exchange Commission supplementally upon request.)

10.2	Guaranty Agreement, dated as of December 17, 2010, executed and delivered by Fossil Intermediate, Inc., Fossil Trust, Fossil Stores I, Inc. and Fossil International Holdings, Inc. to Wells Fargo Bank, National Association.

10.3	Pledge Agreement, dated as of December 17, 2010, by and among Fossil, Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2010

FOSSIL, INC.

By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of December 17, 2010, by and among Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Partners, L.P., Arrow Merchandising, Inc., Fossil Stores I, Inc., Fossil Holdings, LLC, Fossil International Holdings, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC. (The exhibits and schedules to the Credit Agreement have not been filed herewith and will be provided to the Securities and Exchange Commission supplementally upon request.)

10.2	Guaranty Agreement, dated as of December 17, 2010, executed and delivered by Fossil Intermediate, Inc., Fossil Trust, Fossil Stores I, Inc. and Fossil International Holdings, Inc. to Wells Fargo Bank, National Association.

10.3	Pledge Agreement, dated as of December 17, 2010, by and among Fossil, Inc. and Wells Fargo Bank, National Association.